April 2, 2009

Presentation to the Special Committee:

Regarding Project SKYLINE

Confidential

Houlihan Lokey Howard & Zukin

www.hl.com U.S. 800.788.5300 U.K. +44 (0)20.7839.3355

Los Angeles New York Chicago San Francisco Atlanta Minneapolis Dallas Washington, D.C. London Paris Frankfurt Hong Kong Tokyo Beijing

Situation Assessment

Key Considerations

- Auction process
- SKYLINE liquidity and business trends (revenue growth, profitability)
- Trends for SKYLINE and industry as a whole
- Recent industry performance and long term viability
- Discounted cash flow analysis
- Performance and scale of comparable companies
- Long term viability of standalone public company

Process Overview

Buyers – Auction Process since February 19, 2009


Strategic
Redacted
Financial
Redacted


Buyer Universe
Strategic
13
Financial
12


18
15
12
9
6
3
0
17
16
6
2
NDAs Executed
Previous Mgmt. Pres.
Recent Mgmt. Pres.
Offers

** Indicated parties have executed NDAs.*

Project SKYLINE Process Update

Summary of Special Committee Discussions Since February 19, 2009

Date	Discussion Topics
February 19	• Offer Received
February 23	• Special Committee Update - Review of offer, agree on potential buyers
March 6	• Special Committee Update - Review of timing and status of interested buyers
March 9	• Special Committee Update - Review of merger agreement mark-up
March 16	• Special Committee Update - Review of open diligence items with each potential party/ legal docs
March 23	• Special Committee Update - Review of legal documentation and next steps with each potential party
March 30	• Special Committee Update - Review of initial MAGIC purchase agreement
April 2	• Preliminary review of valuation materials

SKYLINE Business Overview

Company Ownership Profile

Greenlight Capital stake bought by Company for average price of $3.10

Ownership Detail

Pomeroy IT Solutions

		Number of Fully Diluted Shares Held	% of Fully Diluted Ownership
Top 10 Institutional Holders [1]			
1	FMR Corporation	1.227	12.4%
2	Wells Capital Management	1.039	10.5%
3	Dimensional Fund Advisors	1.034	10.5%
4	SC Fundamental	0.454	4.6%
5	J.H. Whitney Inv. Mgmt	0.322	3.3%
6	Renaissance Technologies	0.245	2.5%
7	Barclays Global Investors	0.245	2.5%
8	Vanguard	0.132	1.3%
9	Voyageur Asset Mgmt.	0.071	0.7%
10	Kennedy Capital	0.065	0.7%
	Subtotal	4.833	48.9%
Other Institutional Holders		1.183	12.0%
	Total Institutional Holders	6.017	60.9%
Management & Directors [2]			
David B. Pomeroy, II		1.576	16.0%
Other Mgmt. & Board		0.438	4.4%
	Material Management & Directors	1.576	16.0%
Public/Retail		2.282	23.1%
Diluted Shares Outstanding [3]		9.875	100.0%

(1) Source: Public filings, Bloomberg and Thomson Financial Corp.
(2) Source: Proxy statement dated April 30, 2008 and Mgmt. data.
(3) Source: Per Management.

Ownership Breakout


Held Mgmt. Meetings
J.H. Whitney Inv. Mgmt 3.3%
Public/Retail & Other Inst. 35.8%
SC Fundamental 4.6%
Wells Capital Management 10.5%
Dimensional Fund Advisors 10.5%
Other Mgmt. & Board 4.4%
Renaissance Technologies 2.5%
FMR Corporation 12.4%
David B. Pomeroy, II 16.0%

Top five holders with over 54% ownership
Top six holders with over 57% ownership

SKYLINE Business Overview

Recent Stock Price Performance (1)

	Trading Range (1)			
	Low	High	Average	% Premium
1 Week	$3.18	$3.55	$3.36	34.1%
1 Month	$3.18	$4.05	$3.51	28.1%
3 Month	$2.79	$4.12	$3.43	31.1%
6 Month	$2.29	$4.88	$3.33	35.0%


1 Mo. Avg:
$3.51
3 Mo. Avg:
$3.43
80,000
60,000
40,000
20,000
0
3/27/08
5/27/08
7/27/08
9/27/08
11/27/08
1/27/09
3/27/09
$6.00
$4.50
$3.00
$1.50
$0.00
OFFER: $4.50
Current: $3.45
Avg. Volume: 29,193
Volume
Close

(1) Trading range includes intraday trades.

Business and Trading Overview

Comparative Trading Volume

Pomeroy 1 week average volume of 11.4 thousand shares

Average Daily Trading Volume	3 month	1 month	1 week
Skyline	7,621	8,455	11,391
Agilysys	97,040	107,580	82,560
Tech Data	695,980	810,840	653,020
Arrow	1,208,810	1,016,920	1,001,620
Avnet	2,020,160	2,231,840	1,751,030


2,400,000
2,100,000
1,800,000
1,500,000
1,200,000
900,000
600,000
300,000
0
11,391
8,455
7,621
82,560
107,580
97,040
653,020
810,840
695,980
1,001,620
1,016,920
1,208,810
1,751,030
2,231,840
2,020,160
1 week
1 month
3 month
Skyline
AGYS
TECD
ARW
AVT

SKYLINE Business Overview

Selected Comparable Acquisitions – Premiums Paid Analysis [1]


1 Day Premium
1 Day Premium
40%
30%
20%
10%
0%
4.0%
11.0%
16.0%
16.0%
18.1%
19.0%
30.4%
43.0%
HP - EDS
Ricoh - IKON
Cerberus/ Management - Affiliated Computer Services
Madison Dearborn Partners - CDW
Average
Caritor - Keane
Trans
Zebra Acquisition - Zones
Comparable Transaction Average: 18.1%


3 Month Premium
3 Month Premium
40%
30%
20%
10%
0%
15.0%
18.0%
18.0%
25.9%
30.0%
31.1%
34.0%
41.0%
Zebra Acquisition - Zones
Cerberus/ Management - Affiliated Computer Services
Caritor - Keane
Average
Madison Dearborn Partners - CDW
Trans
Ricoh - IKON
HP - EDS
Comparable Transaction Average: 25.9%

(1) *Average excludes SKYLINE transaction.*

SKYLINE Business Overview

Revenue and Trend Analysis (1)

($ in Millions)


Total Revenue Growth (2005 – 2009P)
CAGR: (9.1%)
0%
-4%
-8%
-12%
-16%
-20%
2005
-3.2%
2006
-13.3%
2007
-1.0%
2008
-3.6%
2009P
-17.7%
Revenue Growth


Product Revenue Growth (2005 – 2009P)
CAGR: (10.3%)
20%
10%
0%
-10%
-20%
2005
-12.3%
2006
-18.1%
8.9%
2007
10.3%
2008
2009
-13.3%
Product Rev Growth %

(1) *Estimates Per Management*

SKYLINE Business Overview

Revenue and Trend Analysis (1)

($ in Millions)

Staffing Revenue Growth (2005 – 2009P)

CAGR: (18.7%)


100%
50%
0%
-50%
-100%
42.2%
2006
2007
-12.7%
20.7%
2008
2009P
-74.8%
Revenue Growth

Inf. Svcs. Revenue Growth (2005 – 2009P)

CAGR: (2.8%)


20%
10%
0%
-10%
-20%
2006
-4.5%
2007
-14.7%
2.7%
2008
3.6%
2009
Product Rev Growth %

(1) Estimates Per Management

SKYLINE Business Overview

Discounted Cash Flow Analysis (1)

($ in Millions)

Average Comparable 08-09 Growth

	5 Year CAGR: 2005-2009	DCF Assumption 5 Year CAGR Base Case	DCF Assumption 5 Year CAGR Upside
Revenue			
Product	(10.3%)	(3.1%)	(1.0%)
Infrastructure Services	(2.8%)	(2.0%)	1.0%
Staffing	(18.7%)	0.0%	1.0%
Total Company	**(9.1%)**	**(2.6%)**	**(0.3%)**
Gross Profit			
Product	(4.5%)	(4.2%)	(1.0%)
Total Company	**(7.4%)**	**(3.4%)**	**(0.4%)**

Base Case

Discount Rate	Price Per Share – Perpetual Growth Rate 0.25%	0.50%	1.00%
20%	$3.43	$3.43	$3.43
21%	$3.43	$3.43	$3.43
22%	$3.42	$3.42	$3.42
23%	$3.41	$3.41	$3.41
24%	$3.41	$3.41	$3.41

Upside Case

Discount Rate	Price Per Share – Perpetual Growth Rate 0.25%	0.50%	1.00%
20%	$4.57	$4.58	$4.61
21%	$4.48	$4.49	$4.52
22%	$4.40	$4.41	$4.43
23%	$4.32	$4.33	$4.35
24%	$4.26	$4.27	$4.28

(1) Per Delaware Law and Valuation Practice, implied growth rate in perpetuity is preferred DCF valuation methodology. Of the three methods for determining a terminal value for discounted cashflow analysis, Delaware courts have consistently chosen to rely on the implied growth rate in perpetuity in selecting the appropriate terminal value.

SKYLINE Business Overview

Transaction Pricing Matrix – Product Growth Rates (1)

($ in Millions)

2008-2009P Growth: (17.7%)

4 Year Product Rev. CAGR (10.3%)

4 Year Total Rev. CAGR: (9.1%)

2009 Product Gross Margin

Base Case

Product GM %	Transaction Pricing Matrix Product Growth Rates (2010-2013) (10.3%)	(9.1%)	(8.0%)	(7.0%)	(5.0%)	(3.1%)	(1.0%)
8.5%	$1.17	$1.40	$1.61	$1.81	$2.23	$2.63	$3.11
9.0%	$1.52	$1.76	$1.98	$2.19	$2.62	$3.05	$3.54
9.2%	$1.66	$1.90	$2.13	$2.34	$2.78	$3.21	$3.71
9.4%	$1.80	$2.05	$2.28	$2.49	$2.94	$3.42	$3.88
10.0%	$2.22	$2.48	$2.72	$2.95	$3.41	$3.87	$4.40

Upside Case

Product GM %	Transaction Pricing Matrix Product Growth Rates (2010-2013) (10.3%)	(9.1%)	(8.0%)	(7.0%)	(5.0%)	(3.1%)	(1.0%)
8.5%	$1.89	$2.12	$2.34	$2.54	$2.96	$3.37	$3.85
9.0%	$2.24	$2.48	$2.71	$2.92	$3.36	$3.79	$4.28
9.2%	$2.38	$2.63	$2.86	$3.07	$3.51	$3.95	$4.35
9.4%	$2.52	$2.77	$3.01	$3.22	$3.67	$4.12	$4.41
10.0%	$2.94	$3.20	$3.45	$3.68	$4.15	$4.61	$5.15

(1) Projections based on Management estimates.

Financial Analysis

Comparable Companies - IT Solutions/ Products

CY2008E EBITDA Multiples of Comparable IT Solutions/Products Providers (1)(2)(3)


10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
12.4x
6.5x
6.3x
5.4x
4.8x
3.9x
3.5x
2.7x
2.7x
2.2x
1.9x
Average: 3.9x
Sm.-Mid Cap Average: 2.8x
Trans. Val.
AVT
ARW
IM
TECD
AGYS
SKYLINE
MALL
NSIT
JSE:DTC
PCCC

CY2008E PE Multiples of Comparable IT Solutions/Products Providers (1)(2)(3)


10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
11.1x
10.4x
9.3x
8.6x
7.5x
5.8x
3.5x
NEG
NEG
NEG
NM
Average: 8.0x
Sm.-Mid Cap Average: 5.6x
ARW
TECD
IM
AVT
PCCC
MALL
JSE:DTC
NSIT
SKYLINE
Trans. Val.
AGYS

SKYLINE | IT Solutions/ Products | Transaction Value

(1) *Comparable company estimates per Wall Street.*
(2) *Average excludes SKYLINE and Transaction Value of $4.50/ share.*
(3) *Based on SKYLINE net debt of ($30.0) million and 9.9 million treasury diluted shares outstanding.*

Financial Analysis

Comparable Companies - IT Solutions/ Products

CY2007-CY2008 Revenue Growth of Comparable Companies (1)


10%
0%
-10%
-20%
14.0%
11.5%
8.6%
4.5%
0.7%
(1.4%)
(3.6%)
(6.8%)
(10.0%)
(13.9%)
Average:
0.8%
AGYS
MALL
JSE:DTC
TECD
NSIT
IM
SKYLINE
AVT
PCCC
ARW

CY2008-CY2009E Revenue Growth of Comparable Companies (1)


10%
0%
-10%
-20%
7.7%
4.5%
3.3%
(3.5%)
(4.0%)
(5.7%)
(9.3%)
(10.2%)
(11.0%)
(17.7%)
Average:
(3.1%)
AGYS
ARW
AVT
PCCC
MALL
IM
TECD
NSIT
JSE:DTC
SKYLINE

SKYLINE | IT Solutions/ Products

(1) *Comparable company estimates per Wall Street.*
(2) *Average excludes SKYLINE and Transaction Value of $4.50/ share.*
(3) *Based on SKYLINE net debt of ($30.0) million and 9.9 million treasury diluted shares outstanding.*

Financial Analysis

IT Services Market – 2008 Revenue of Key Competitors (1)

($ in Millions)

IT Services Competitive Analysis


Average Rev. of Competitors: $22,608 mm.
SKYLINE revenue is 3% of average competitor
$118,697.0
$103,630.0
$28,029.8
$19,995.8
$17,112.6
$14,709.9
$13,899.9
$6,372.5
$4,831.9
$4,352.2
$2,779.0
$1,540.0
$1,195.4
$1,191.6
$781.0
$565.8
$30,000
$24,000
$18,000
$12,000
$6,000
$0
HPQ
IBM
IM
TECD
CSC
AVT
AEW
ACS
NSIT
JSE:DTC
PER
PCCC
MALL
CER
AGYS
SKYLINE

SKYLINE competes with far larger competitors and lacks the scale to compete effectively with larger players

(1) Based on public filings and Wall Street research.

Key Considerations

Key Items to For Board Consideration

Key Considerations

- **Premium**
  - Premium to stock price as of March 30, 2009 – 27.1%
  - Premium to 6 month average stock price – 35.0%
- **Liquidity**
  - Company purchase of shares from large shareholder for average price of $3.10
  - Shareholders inability to exit stock without significant discount (11 thousand shares traded per day)
  - Current proposed offers are all cash considerations
- **Growth**
  - Overall 2005-2009 CAGR of (9.1%)
  - Each business unit has negative 5 year compound annual growth rates
    - Product – (10.3%)
    - Infrastructure Services – (2.8%)
    - Staffing – (18.7%)
- **Potential Liabilities (Escheat)**
  - Potential added liability between $3 - $7 million could adversely affect stock price (e.g. Insight)
- **Projections**
  - Budget versus actual last 3 years

Situation Assessment

Key Observations

- Shareholder opportunity to vote on all-cash transaction
- Subscale player in consolidating space
- Future viability as standalone public company
- Consolidating IT Services sector
- Valuation metrics of comparable companies, premiums paid analysis, discounted cash flow
- Company purchase of shares from large shareholder for average price of $3.10
- Go-Shop provision allows extension of auction process